UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code:           (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Coffeyville Resources Nitrogen Fertilizers, LLC (“ CRNF”) is a wholly-owned subsidiary of a limited partnership in which CVR Energy, Inc. owns all of the interests (other than the managing general partner interest and associated incentive distribution rights). On August 24, 2010, CRNF and the City of Coffeyville, Kansas (the “ City”), entered into an Amended and Restated Electric Services Agreement (the “ 2010 ESA”), with the rates and terms of the 2010 ESA effective as of August 1, 2010. The parties reached agreement on the 2010 ESA in connection with settlement of litigation relating to their previous Electric Services Agreement, executed in 2004 (the “ 2004 ESA”). CRNF initiated litigation against the City after the City rejected the 2004 ESA (which had a term extending through July 1, 2019) and passed an ordinance unilaterally imposing higher charges and new terms of service in 2008. CRNF had paid the City the higher charges under protest, but as a part of the settlement, a substantial majority of those funds (totaling approximately $4.79 million) will be returned to CRNF.
     The 2010 ESA incorporates the following principal changes, among others, to the 2004 ESA: (i) CRNF and the City will share variable transmission costs based on their respective loads (previously CRNF paid a fixed transmission cost for both parties); (ii) the City will provide CRNF with electricity based upon its needs (previously CRNF had a 90 megawatt reservation); and (iii) CRNF obtained an option to extend the term of the 2010 ESA (currently extending through July 1, 2019) for an additional five years (extending through June 30, 2024) on the same terms, except for moderate increases on the City’s margin.
     The foregoing is a summary of the terms of the 2010 ESA, does not purport to be complete and is qualified in its entirety by reference to the full text of the 2010 ESA, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibit is being “filed” as part of this Current Report on Form 8-K:
10.1	Amended and Restated Electric Services Agreement, effective as of August 1, 2010, between Coffeyville Resources Nitrogen Fertilizers, LLC and the City of Coffeyville, Kansas.
The following exhibit is being “furnished” as a part of this Current Report on Form 8-K:
99.1	Press Release dated August 24, 2010, issued by CVR Energy, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 25, 2010

CVR ENERGY, INC.
By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Amended and Restated Electric Services Agreement, effective as of August 1, 2010, between
Coffeyville Resources Nitrogen Fertilizers, LLC and the City of Coffeyville, Kansas.

99.1	Press Release dated August 25, 2010, issued by CVR Energy, Inc.